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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934





        Date of Report (Date of earliest event reported): April 26, 2002





                               PlanetRx.com, Inc.
             (Exact name of registrant as specified in its charter)





Delaware                           000-27437                          94-3227733
(State or other jurisdiction      (Commission                      (IRS Employer
 of  incorporation)                File Number)           Identification Number)


    6419 Shelby View Drive, Memphis, Tennessee                          38134
    (Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (901) 379-2310


                                       N/A
          (Former name or former address, if changed since last report)



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

Item 5. Other Events

On April 26, 2002, PlanetRx.com, Inc. issued a press release announcing that it had entered into a definitive agreement to merge with Paragon Homefunding, Inc. A copy of the press release is filed as Exhibit 99 hereto.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits.

     The exhibit listed in the Exhibit Index following the signature page of this report is filed as part of this report.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on April 30, 2002.


                                    PLANETRX.COM, INC.



                                    By: /s/  Paul E. Risner
                                        -----------------------
                                        Paul E. Risner
                                        Senior Vice President
                                        and General Counsel

                                  Exhibit Index


Exhibit
Number                         Description of Exhibit
------                         ----------------------

    99        Press release issued by PlanetRx.com, Inc. on April 26, 2002.

                                                                      EXHIBIT 99

Contact:      Todd Steele
              Vice President of Finance and
              Chief Financial Officer
              (415) 999-6072


                       PLANETRX.COM, INC. AGREES TO MERGE
                         WITH PARAGON HOMEFUNDING, INC.


     MEMPHIS, Tenn. (April 26, 2002) -- PlanetRx.com, Inc. (OTCBB:PLRX) today announced that it has entered into a definitive agreement to merge with Paragon Homefunding, Inc. Pursuant to the merger, a wholly-owned subsidiary of PlanetRx will merge with and into Paragon, and PlanetRx will issue shares of common stock to the Paragon stockholders equaling 90% of the total outstanding shares of PlanetRx common stock immediately after the merger. Paragon is a privately held, development stage company based in Ponte Vedra Beach, Florida, that intends to enter the financial services market through a series of planned acquisitions.

     The merger is expected to close in late May 2002. The consummation of the merger is subject to various customary conditions, including the receipt by PlanetRx of an opinion that the merger is fair to its stockholders from a financial point of view. Once the merger is completed, Paragon's management will assume control of PlanetRx. As a result of the merger, the current stockholders of PlanetRx will see their ownership stake reduced from 100% to 10% of the outstanding common stock. There could be further dilution of this interest following the merger in the event that PlanetRx issues additional shares of common stock.

     As previously disclosed, PlanetRx closed its online health care store in March 2001 and shortly thereafter began preparing a plan of liquidation and dissolution. In an effort to realize as much value as possible for its stockholders, PlanetRx has explored and evaluated various strategic options, including a possible merger or sale, while taking steps to monetize its assets and settle its liabilities in a manner that is consistent with the consummation of either a merger or sale or its liquidation and dissolution. These steps have included the sale of assets such as equipment, inventory, facilities, domain names and other intellectual property; the assignment or negotiated cancellation of leases, secured obligations and other contracts; the payment or settlement of other liabilities and obligations; and the reduction of personnel to only three key managers. This process is substantially complete. As of December 31, 2001, PlanetRx's total assets and total liabilities had been reduced to $477,000 and $224,000, respectively. Pending the merger with Paragon, PlanetRx intends to continue to monetize its assets and, to the extent possible, use the proceeds from such sales and available cash to pay its remaining liabilities and obligations. The few assets remaining to be sold consist primarily of internet domain names that are listed for sale on the AllNetCommerce.com website.

     Commenting on the pending merger with Paragon, Michael Beindorff, the chairman and chief executive officer of PlanetRx, said, "Over the last several months, we have monetized the assets and reduced the liabilities of PlanetRx in an orderly, efficient manner. Now, after extensive deliberation and evaluation, we have concluded that the merger with Paragon presents the best available option for preserving the remaining value for PlanetRx's stockholders. We hope that the Paragon merger will bring a brighter future for PlanetRx as it embarks on a new and different business path."

     Except for the historical information presented herein, all the disclosures made in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include those relating to PlanetRx's goals, objectives, plans, intentions, and expectations. The inclusion of the forward-looking statements herein should not be regarded as a representation by PlanetRx that any such goals, objectives, plans, intentions, and expectations will be achieved. The forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. There can be no assurance that the forward-looking statements will prove to be accurate. For instance, there can be no assurance that (1) the merger with Paragon will be consummated; (2) PlanetRx, under different leadership, will be able to execute its new business plan following the Paragon merger; or (3) the value to the current stockholders of PlanetRx will be enhanced by the merger. Although PlanetRx believes that the assumptions on which the forward-looking statements contained herein are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. The forward-looking statements are made as of the date of this press release, and PlanetRx assumes no obligation to update the forward-looking statements after the date hereof whether as a result of new information or events, changed circumstances, or otherwise.

     PlanetRx.com,   Inc.   (www.planetrx.com),   formerly  a  leading  internet
healthcare destination, is headquartered in Memphis, Tennessee.

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